                                                                  EXHIBIT 99.1

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA



UNITED STATES OF AMERICA,                   )
                                            )
                  Plaintiff,                )
                                            )    CRIMINAL NO.
vs.                                         )
                                            )    VIOLATION:
PNC ICLC CORP.,                             )    18 U.S.C. Sec. 371
a Delaware Corporation,                     )
                                            )    (Conspiracy to Commit
                  Defendant.                )    Securities Fraud)



                         DEFERRED PROSECUTION AGREEMENT

         Defendant PNC ICLC CORP. ("PNCICLC"), a Delaware Corporation, by its undersigned attorneys, pursuant to authority granted by its Board of Directors, and the United States Department of Justice, Criminal Division, Fraud Section (the "Fraud Section"), enter into this Deferred Prosecution Agreement ("Agreement").

         1. PNCICLC accepts and acknowledges that the United States will file a criminal complaint in the United States District Court for the Western District of Pennsylvania charging PNCICLC with conspiracy to commit securities fraud, in violation of Title 18, United States Code, Section 371.

         2. PNCICLC accepts and acknowledges responsibility for its behavior as set forth in the Statement of Facts attached hereto as Annex A and incorporated by reference herein by entering into this Agreement and by, among other things, the extensive remedial actions that it has taken to date, its continuing commitment of full cooperation with the Fraud Section and other governmental agencies, and its agreement to establish a restitution fund and the other undertakings it has made as set forth herein.

         3. PNCICLC expressly agrees that it shall not, through its present or future attorneys, board of directors, agents, officers or employees, make any public statement contradicting any statement of fact contained in the Statement of Facts. Any such contradictory public statement by PNCICLC, its present or future attorneys, board of directors, agents, officers or employees, shall constitute a breach of this Agreement as governed by paragraph 12 of this Agreement, and PNCICLC would thereafter be subject to prosecution pursuant to the terms of this Agreement. The decision of whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to PNCICLC for the purpose of determining whether PNCICLC has breached this Agreement shall be at the sole discretion of the

Fraud Section. Should the Fraud Section decide at its sole discretion to notify PNCICLC of a public statement by any such person that in whole or in part contradicts a statement of fact contained in the Statement of Facts, PNCICLC may avoid breach of this Agreement by publicly repudiating such statement within 48 hours after such notification. PNCICLC agrees that in the event that future criminal proceedings were to be brought in accordance with Paragraphs 12 and 14 of this Agreement PNCICLC will not contest the admissibility of the Statement of Facts in any such proceedings. Consistent with PNCICLC's obligations as set forth above, PNCICLC shall be permitted to raise defenses and/or assert affirmative claims in civil and regulatory proceedings relating to the matters set forth in the Statement of Facts.

         4. During the term of this Agreement, PNCICLC agrees to cooperate fully with the Fraud Section, and with any other agency designated by the Fraud Section, regarding any matter about which PNCICLC has knowledge.

         5. PNCICLC agrees that its cooperation, as agreed to in Paragraph 4 above, shall include, but is not limited to, the following: Completely and truthfully disclosing all information with respect to the activities of PNCICLC and its affiliates, and its present and former officers, agents, and employees, concerning all matters inquired into by the Fraud Section as may be requested by the Fraud Section; Assembling, organizing and providing on request from the Fraud Section, all documents, records, or other tangible evidence in PNCICLC's possession, custody, or control; Not asserting a claim of attorney-client or work-product privilege as to any documents, information, or testimony requested by the Fraud Section related to factual internal investigations or contemporaneous advice given to PNCICLC concerning the conduct at issue. In making production of any such documents, PNCICLC neither expressly nor implicitly waives its right to assert any privilege with respect to the produced documents or the subject matters thereof that is available under law against non-parties to this Agreement. Using its best efforts to make available its employees to provide information and/or testimony as requested by the Fraud Section, including sworn testimony before a federal grand jury or in federal trials, as well as interviews with federal law enforcement authorities. Cooperation under this paragraph will include identification of witnesses who, to PNCICLC's knowledge, may have material information regarding the matters under investigation. Using its best efforts to make available for interviews, or for testimony, present or former PNCICLC officers, directors, and employees as requested by the Fraud Section. Providing testimony and other information deemed necessary by the Fraud Section or a court to identify or establish the original location, authenticity, or other evidentiary foundation necessary to admit into evidence documents in any criminal or other proceeding as requested by the Fraud Section. Remaining a viable institution during the duration of this agreement.

         6. PNCICLC shall continue to comply with any currently in force agreements between PNCICLC and the Securities and Exchange Commission or any other federal agency as long as any such agreements shall remain in effect; as any such agreements may be amended or modified or terminated from time to time by the respective parties to said agreements.

         7. PNCICLC agrees to pay a total of $90,000,000 dollars into a fund established for victim restitution, including for the settlement of any pending shareholder securities law litigation, payable within 30 days of execution of this Agreement. The payment of this money into the fund shall not constitute an adjudication of any individual claim asserted or to be asserted by any victim. The fund will be administered by a third party administrator selected by PNCICLC and acceptable to the Fraud Section, who shall, at six months intervals from the execution of this agreement, and at the conclusion of the distribution of the fund, provide to the Fraud Section and PNCICLC reports identifying the name and address of each recipient of a portion of the fund and the amount of the fund distributed to each recipient. None of the proceeds of the fund shall be payable as attorney's fees. All costs of administering the victim fund are to be borne by PNCICLC. To the extent that any money in the fund is not claimed by victims within four (4) years, the remaining amount shall revert to the United States Treasury.

         8. PNCICLC agrees to pay a monetary penalty of $25,000,000 dollars to the United States Treasury, payable within 10 days of execution of this Agreement.

         9. In light of PNCICLC's exceptional remedial actions to date and its willingness to (i) acknowledge responsibility for its behavior; (ii) continue its cooperation with the Fraud Section and other governmental regulatory agencies; (iii) demonstrate its future good conduct and full compliance with the securities laws and generally accepted accounting procedures; and (iv) consent to payment into a restitution fund and the assessment of the monetary penalty as set forth in paragraphs 7 and 8 above, the Fraud Section shall recommend to the Court that prosecution of PNCICLC on the criminal complaint filed pursuant to Paragraph 1 be deferred for a period of 12 months.

         10. The Fraud Section agrees that if PNCICLC is in full compliance with all of its obligations under this Agreement, the Fraud Section, within thirty
(30) days of the expiration of 12 months from the date of this Agreement, will seek dismissal with prejudice of the criminal complaint filed against PNCICLC pursuant to Paragraph 1 and this Agreement shall expire.

         11. Should the Fraud Section determine during the term of this Agreement that PNCICLC has committed any federal crime commenced subsequent to the date of this Agreement, PNCICLC shall, in the sole discretion of the Fraud Section, thereafter be subject to prosecution for any federal crimes of which the Fraud Section has knowledge. Except in the event of a breach of this Agreement, it is the intention of the parties to this Agreement that all investigations relating to the matters set forth in the Statement of Facts that have been, or could have been, conducted by the Fraud Section prior to the date of this Agreement shall not be pursued further as to PNCICLC.

         12. Should the Fraud Section determine that PNCICLC has committed a willful and knowingly material breach of any provision of this Agreement, the Fraud Section shall provide written notice to PNCICLC of the alleged breach and provide PNCICLC with a two-week period in which to make a presentation to the Assistant Attorney General in charge of the Criminal Division to demonstrate that no breach has occurred, or, to the extent applicable, that the breach is not willful or knowingly material or has been cured. The parties hereto expressly understand and agree that should PNCICLC fail to make a presentation to the Assistant Attorney General in charge of the Criminal Division within a two-week period, it shall be conclusively presumed that PNCICLC is in willful and material breach of this Agreement. The parties further understand and agree that the Assistant Attorney General's exercise of discretion under this paragraph is not subject to review in any court or tribunal outside the Criminal Division of the Department of Justice. In the event of a breach of this Agreement that results in a prosecution of PNCICLC, such prosecution may be premised upon any information provided by or on behalf of PNCICLC to the Fraud Section at any time, unless otherwise agreed when the information was provided.

         13. PNCICLC shall expressly waive all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules of the United States District Court for the Western District of Pennsylvania for the period that this Agreement is in effect.

         14. In case of the willful and knowingly material breach of this Agreement, any prosecution of PNCICLC relating to the PAGIC transactions that are not time-barred by the applicable statute of limitations as of the date of this Agreement may be commenced against PNCICLC notwithstanding the expiration of any applicable statute of limitations during the deferred prosecution period and up to the determination of any such willful and knowingly material breach. PNCICLC's waiver of the statute of limitations is knowing and voluntary and in express reliance on the advice of counsel.

         15. PNCICLC agrees that, if it sells or merges all or substantially all of its business operations as they exist as of the date of this Agreement to or into a single purchaser or group of affiliated purchasers during the term of this Agreement, it shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in this Agreement.

         16. It is understood that this Agreement is binding on PNCICLC, the Fraud Section and the United States Attorneys Office for the Western District of Pennsylvania, but specifically does not bind any other federal agencies, or any state or local law enforcement or licensing authorities, although the Fraud Section will bring the cooperation of PNCICLC and its compliance with its other obligations under this Agreement to the attention of state and local law enforcement or licensing authorities, if requested by PNCICLC or its attorneys. This Agreement also excludes any natural persons.

         17. PNCICLC and the Fraud Section agree that, upon filing of the criminal complaint in accordance with Paragraph 1, this Agreement shall be publicly filed in the United States District Court for the Western District of Pennsylvania.

         18. This Agreement sets forth all the terms of the Deferred Prosecution Agreement between PNCICLC and the Fraud Section. No modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Fraud Section, PNCICLC's attorneys, and a duly authorized representative of PNCICLC.

                                ON BEHALF OF THE GOVERNMENT
June 2, 2003                    /s/ Joshua R. Hochberg
------------                    ----------------------------------------------
DATE                            JOSHUA R. HOCHBERG
                                Acting United States Attorney
                                United States Attorneys Office
                                Western District of Pennsylvania

                                Chief, Fraud Section
                                Criminal Division
                                United States Department of Justice


June 2, 2003                    /s/ John D. Arterberry
------------                    ----------------------------------------------
DATE                            JOHN D. ARTERBERRY
                                Deputy Chief, Fraud Section
                                Criminal Division
                                United States Department of Justice


June 2, 2003                    /s/ Paul E. Pelletier
------------                    ----------------------------------------------
DATE                            PAUL E. PELLETIER
                                Special Counsel for Litigation, Fraud Section
                                Criminal Division
                                United States Department of Justice


June 2, 2003                    /s/ Michael K. Atkinson
------------                    ----------------------------------------------
DATE                            MICHAEL K. ATKINSON
                                Trial Attorney, Fraud Section
                                Criminal Division
                                United States Department of Justice

June 2, 2003                    /s/ Christine Lee
------------                    ----------------------------------------------
DATE                            CHRISTINE LEE
                                Trial Attorney
                                Antitrust Division
                                United States Department of Justice

                                   APPENDIX A


                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


UNITED STATES OF AMERICA,                )
                                         )
                  Plaintiff,             )
                                         )     CRIMINAL NO.
vs.                                      )
                                         )     VIOLATION:
PNC ICLC CORP.,                          )     18 U.S.C. Sec. 371
a Delaware Corporation,                  )
                                         )     (Conspiracy to Commit
                  Defendant.             )     Securities Fraud)

                               STATEMENT OF FACTS

1. Defendant PNC ICLC CORP. (hereinafter "PNCICLC"), is a wholly owned indirect subsidiary of THE PNC FINANCIAL SERVICES GROUP, INC. (hereinafter "PNC"). PNC is a bank holding company and is the holding company for PNC Bank, National Association ("PNC Bank") and other bank and nonbank subsidiaries. PNC operates community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services businesses. PNC's primary geographic markets are in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. Certain of PNC's securities are registered with the United States Securities and Exchange Commission ("SEC") pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange. Federal banking and securities laws and regulations required PNC to provide periodic regulatory and financial reports concerning its operations and conditions.

2. Prior to and throughout 2001, PNC and PNCICLC reviewed various strategies to manage the volatility and improve the quality of the assets on PNC's balance sheet. During 2001, in furtherance of this strategy, PNC and PNCICLC entered into three transactions (each a "PAGIC transaction") involving a total of $762 million in assets for the purpose of transferring certain loans and venture capital assets from PNC's balance sheet to other entities (each a "PAGIC entity"). PNC engaged in the PAGIC transactions through PNCICLC, which was the owner of PNC's interests in each of the PAGIC entities. The PAGIC entities were specifically created by PNCICLC for the purpose of the PAGIC transactions and were intended to be treated by PNC and PNCICLC as off-balance sheet "special purpose entities" or "SPEs" under applicable accounting principles commonly referred to as "Generally Accepted Accounting Principles" or "GAAP." PNC's ability under GAAP to account for the PAGIC entities as off-balance sheet SPEs, i.e., as if PNC no longer owned the assets transferred to those entities, depended upon whether or not the transactions complied with the GAAP requirements for nonconsolidation. At the time PNCICLC entered into the PAGIC transactions, there were three main GAAP requirements for nonconsolidation and sales recognition by the sponsor or transferor to be appropriate: (1) the majority owner of the SPE must be an independent third party who has made a substantive capital investment in the SPE, (2) the independent third party must have control of the SPE, and (3) the majority owner must have substantive risks and rewards of ownership of the SPE.

3. Each PAGIC transaction violated the GAAP requirements for nonconsolidation of SPEs. Therefore, PNC's second and third quarter 2001 regulatory reports and financial statements did not conform with GAAP for such off-balance sheet treatment. PNC improperly treated the transfers of assets to the PAGIC entities as sales qualifying for nonconsolidation, when it should have included the assets of the PAGIC entities in PNC's regulatory reports and financial statements, i.e., consolidated those assets into those statements and reports. This failure to consolidate, combined with the requirement that the PAGIC assets be characterized as "held for sale" assets when consolidated on PNC's balance sheet, resulted, among other things, in (a) a material overstatement of PNC's earnings per share for the third quarter of 2001 by 21.4%, (b) a material understatement of PNC's fourth quarter 2001 loss per share of 25% in a January 3, 2002 and January 17, 2002 press release, (c) a material overstatement of 2001 earnings per share by 52% in a January 17, 2002 press release, (d) material understatements of the amounts of PNC's nonperforming loans and nonperforming assets, and (e) material overstatements of the amounts of reductions in loans held for sale and overstatements in the amounts of securities available for sale.

4. The PAGIC structure was designed and marketed by a large insurance company (the "Insurance Company") and a national accounting firm (the "National Accounting Firm") as an allegedly innovative structure for permitting off-balance sheet treatment of troubled assets. It was originally designed by such firms in this context to change the character of a pool of assets as reflected on a company's books from loans to securities and to permit changes in the valuation of those assets (either mark-to-market valuations, impairments or additional reserves) to be reflected as an adjustment to equity in the balance sheet (a "below-the-line" adjustment). This would have the effect of reducing earnings volatility because the changes period-to-period in valuation of the underlying assets would not flow through to the company's income statement. The National Accounting Firm also served as both PNC's external and internal auditor during the period in which the three PAGIC transactions were entered into.

5. Each PAGIC transaction involved the creation of two limited liability companies, one of which sold a substantial ownership interest (97%) to PNCICLC and the remaining interest (3%) to a subsidiary of the Insurance Company. With funds received in exchange for its shares, each PAGIC entity purchased loans or venture capital assets from PNC; some assets were acquired directly in exchange for shares. Many of the loans and assets transferred by PNCICLC to the SPEs were volatile, troubled, or nonperforming.

6. In each of the second, third and fourth quarters of 2001, PNCICLC entered into a PAGIC transaction. The first PAGIC transaction ("PAGIC I") closed on June 28, 2001 (two days before the end of PNC's second quarter). The second PAGIC transaction ("PAGIC II") closed on September 27, 2001 (three days before the end of PNC's third quarter). The third PAGIC transaction ("PAGIC III") closed on November 30, 2001. The PAGIC III transaction was entered into by PNC Venture Corp. ("PNC Venture"), a separate indirect wholly owned subsidiary of PNC. PNCICLC subsequently acquired from PNC Venture all of the assets and related liabilities (including with respect to any conduct of PNC Venture in connection with the PAGIC III transaction) associated with the PAGIC III transaction. All references to PNCICLC herein include reference to PNCICLC as the successor in interest to PNC Venture with respect to its conduct in connection with the PAGIC III transaction. In its original regulatory and financial reports filed with the Federal Reserve Board and the SEC, respectively, for the second and third quarters of 2001, PNC treated the PAGIC entities as valid SPEs and applied the accounting treatment that the National Accounting Firm had indicated would be applicable to valid SPEs - i.e., a de-consolidation and reclassification of the underlying PAGIC assets.

7. On January 29, 2002, PNC issued a press release announcing revisions to second and third quarter 2001 financial statements to reflect consolidation of the PAGIC transactions, with the underlying assets being treated as "held for sale" in the consolidation. The press release disclosed that consolidation would reduce 2001 net income by $155 million, equivalent to an overstatement of earnings per share by 38%, from $1.91 per share to $1.38 per share. The press release also disclosed that nonperforming assets would increase by approximately $125 million to approximately $393 million. The price of PNC's shares dropped 9.4% that day from $61.87 per share to $56.08 per share.

         PAYMENT OF A DE FACTO STRUCTURING FEE OR BALANCE SHEET RENTAL FEE MEANT THE PAGIC TRANSACTIONS HAD TO BE CONSOLIDATED ON PNC'S FINANCIAL STATEMENTS AND REGULATORY REPORTS.

8. The PAGIC transactions failed to satisfy GAAP's requirement for non-consolidation of SPEs that the independent third party, i.e., the Insurance Company, make and retain a substantive capital investment in the SPEs and, therefore, the SPEs should have been consolidated on PNC's financial statements and regulatory reports. At the time of the PAGIC transactions, three percent was the minimally acceptable level under GAAP to indicate a substantive capital investment sufficient for nonconsolidation, though a greater investment may be necessary depending on the facts and circumstances. The payment of a "structuring" fee or any other payments such as a "balance sheet rental" fee that reflected an implicit return of capital to the Insurance Company would need to be netted against the capital investment that was being made by the Insurance Company in the PAGIC entities. Because each PAGIC structure involved only a minimum 3% investment by the Insurance Company, any such fees or payments required consolidation of the SPEs under GAAP on PNC's financial statements and regulatory reports.

9. PNCICLC and the Insurance Company agreed to have the SPEs pay fees to the Insurance Company, characterizing those fees as "management fees," while PNCICLC knew that the "management fees" included compensation related to matters beyond the management services to be provided to the PAGIC entities by the Insurance Company. PNCICLC knew that this de facto "structuring fee" or "balance sheet rental fee" reduced the Insurance Company's capital investment below the minimally acceptable level under GAAP needed to qualify as a substantive capital investment for nonconsolidation. PNCICLC understood that what was characterized as "management fees" included payments to the Insurance Company to compensate the Insurance Company for, among other things, the costs and burdens associated with the consolidation of assets on the Insurance Company's balance sheet.

10. To obtain the off-balance-sheet treatment of the PAGIC entities, PNCICLC and the Insurance Company did not disclose the existence of a de facto structuring fee or a balance sheet rental fee, and executed documents in each of the PAGIC transactions that characterized the fees as "management fees."

         PNC'S RETENTION OF THE SUBSTANTIVE RISKS AND REWARDS OF OWNERSHIP OF THE SPES MEANT THE PAGIC TRANSACTIONS HAD TO BE CONSOLIDATED ON PNC'S FINANCIAL STATEMENTS AND REGULATORY REPORTS.

11. The PAGIC transactions also did not comply with another GAAP requirement for nonconsolidation, namely that the Insurance Company, as the majority owner of the SPEs, have the substantive risks and rewards of ownership in the SPEs. Therefore, the SPEs should have been consolidated on PNC's financial statements and regulatory reports. Before entering into the PAGIC transactions, both the Insurance Company and PNCICLC knew that the Insurance Company, as the majority owner of the SPE, must have substantive risks and rewards of ownership of the assets of the SPEs. PNCICLC and the Insurance Company, however, knew that the PAGIC structures included financial terms that in substance resulted in PNC retaining substantive risk and rewards of changes in the underlying values of the assets held by the PAGIC entities.

12. PNCICLC contacted a New York law firm (the "New York Law Firm") regarding the issuance of a "true sale" opinion for the first PAGIC transaction, but after this firm expressed initial concerns about the firm's ability to deliver a "true sale" opinion PNCICLC replaced the New York Law Firm as the requested author with a Pittsburgh law firm (the "Pittsburgh Law Firm").

13. In PAGIC III, PNCICLC engaged a Washington, D.C. law firm (the "Washington, D.C. Law Firm") to help structure the transaction as well as initially to provide a "true sale" opinion for the transaction. The Washington, D.C. law firm noted in a memorandum that a main objective of the transaction was to assure that PNC derived the greatest portion of the economic value of the deal and the Insurance Company's participation was primarily fee, not equity, driven. The Pittsburgh Law Firm ultimately was retained to provide and did provide the true sale opinion for PAGIC III.

14. PNCICLC knew that PNC, rather than the Insurance Company, retained the substantial risks and rewards of ownership of the contributed assets. In particular, PNCICLC knew that the Insurance Company had no substantive exposure to declines in the values of the PAGIC entities because the Insurance Company's investments in those entities were tied substantively to the performance of highly-rated debt obligations or demand deposits and time deposits with maturities of one month or less. PNCICLC also knew that PNC, rather than the Insurance Company, would retain substantially all of the economic upside of its investment in the assets transferred into the SPE by PNC through PNC's right to convert its preferred interests into common stock.

15. Further, PNCICLC knew the so-called "management fees" effectively guaranteed the Insurance Company against a risk of loss of principal in the SPEs because the Insurance Company would receive fees in less than five years of closing the PAGIC transactions that exceeded the Insurance Company's capital investment.

         REGULATORY MATTERS.

16. The PAGIC transactions were reviewed by the Federal Reserve Bank of Cleveland and the Federal Reserve Board (the "Federal Reserve") as part of the Federal Reserve's regulatory oversight of PNC. The PAGIC transactions were also reviewed by the Office of the Comptroller of the Currency ("OCC") to evaluate the impact to the bank as part of the OCC's regulatory oversight of PNC's principal subsidiary, PNC Bank. As part of those agencies' review of the PAGIC transactions, PNC submitted closing binders on the PAGIC transactions to the Federal Reserve and the OCC. Included in those closing binders were guidance letters obtained from the National Accounting Firm opining that non-consolidation of the PAGIC entities was appropriate under GAAP.

17. In PAGIC I, which closed on June 28, 2001, the National Accounting Firm dated its guidance letter as June 21, 2001. Although PNC had a draft of the guidance letter from the National Accounting Firm before PAGIC I closed, PNC did not obtain a final, signed guidance letter from the National Accounting Firm until on or around July 18, 2001. PNC submitted closing binders on PAGIC I to the Federal Reserve and the OCC on or around September 7, 2001 and September 14, 2001, respectively. PNC and the National Accounting Firm did not disclose to the Federal Reserve or the OCC that the guidance letter for PAGIC I had been back-dated to reflect a date prior to the closing of that transaction.

18. In PAGIC II, which closed on September 27, 2001, the National Accounting Firm back-dated its guidance letter to September 21, 2001. PNC did not obtain a first draft of the guidance letter for PAGIC II from the National Accounting Firm until several months after the closing of PAGIC II.

19. In PAGIC III, which closed on November 30, 2001, the National Accounting Firm back-dated its guidance letter to November 29, 2001. The National Accounting Firm did not finalize the guidance letter on PAGIC III until on or around December 12, 2001.

20. On October 23, 2001, the Federal Reserve sent a letter to PNC expressing concern about the accounting treatment of the PAGIC I and PAGIC II transactions and requesting additional information from PNC on those transactions. On October 24, 2001, Examiners of the Federal Reserve met with PNC to discuss third quarter financial results and regulatory matters. At that meeting, PNC committed to the Federal Reserve to discuss the issues raised in the October 23, 2001 letter before completing any additional PAGIC transactions. PNC, however, subsequently failed to properly inform the Federal Reserve as to the status of a potential third PAGIC transaction. PNC decided in mid-November 2001 to accelerate the closing of PAGIC III from December 31, 2001 to November 30, 2001. PNC did not provide the Federal Reserve with prior or contemporaneous notice of the closing of PAGIC III, and did not inform the Federal Reserve until December 4, 2001 that PAGIC III had closed.

21. In its October 23, 2001 letter, the Federal Reserve requested that PNC "[p]rovide relevant cites in GAAP and other information (e.g., opinion letter from external accountants, etc.) that are available to support PNC's proposed accounting treatment." Drafts of PNC's proposed responses included references to the fact that PNC had not yet obtained guidance letters from the National Accounting Firm for PAGIC II and PAGIC III. The final version of PNC's response, however, stated only that the National Accounting Firm's opinion on PAGIC II and PAGIC III was consistent with its opinion letter issued in connection with PAGIC I.

22. After submitting its written response to the Federal Reserve's October 23, 2001 letter, PNC submitted closing binders to the Federal Reserve for both the PAGIC II and PAGIC III transactions, including the back-dated guidance letters from the National Accounting Firm for those transactions. PNC had previously provided a copy of the Federal Reserve's October 23, 2001 letter to the National Accounting Firm and the National Accounting Firm actively participated in the review of PNC's response to the letter. The National Accounting Firm knew PNC intended to submit the guidance letters on the PAGIC transactions to the Federal Reserve as part of the Federal Reserve's investigation into the appropriate accounting treatment for the PAGIC transactions. Neither PNC nor the National Accounting Firm informed the Federal Reserve that the guidance letters for PAGIC II and III had been back-dated.

         PNC'S JANUARY 17, 2002 PRESS RELEASE

23. On January 3, 2002, PNC pre-released its earnings for the fourth quarter of 2001. In that press release, PNC announced that it had completed the strategic repositioning of its banking businesses that it had begun in 1998. The amount of nonperforming loans announced by PNC on January 3, 2002 did not include $172 million in nonperforming loans transferred into the PAGIC entities. PNC also announced on January 3, 2002 that it would release on January 17, 2002 its earnings for the fourth quarter and full-year 2001.

24. On January 11, 2002, in order to provide PNC with sufficient time to consolidate the PAGIC transactions on to PNC's financial statements before PNC's scheduled earnings release on January 17, 2002, the Federal Reserve informed PNC that the Federal Reserve had reached the conclusion that PNC's accounting treatment for the PAGIC transactions was incorrect under GAAP and that PNC must consolidate the PAGIC transactions in its regulatory reports for the second, third, and fourth quarters of 2001. The Federal Reserve also informed PNC that the Federal Reserve had discussed its decision to require consolidation with the SEC, including the SEC's Office of Chief Accountant.

25. On January 13, 2002, the National Accounting Firm recommended to PNC that PNC delay issuance of its earnings release scheduled for January 17, 2002 until PNC had an opportunity to assess fully the impact of consolidation on PNC's financial reports and to address the appropriate accounting treatment for the PAGIC transactions with the SEC's Office of Chief Accountant.

26. On January 15, 2002, in a meeting between representatives of the Federal Reserve and PNC, the Federal Reserve informed PNC, again, that PNC's accounting treatment for the PAGIC transactions was incorrect under GAAP and that PNC should consolidate the PAGIC transactions for financial reporting purposes. The Federal Reserve informed PNC that, consistent with federal banking laws, both regulatory accounting principles ("RAP") and GAAP required consolidation of the PAGIC entities.



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

27. On January 17, 2002, PNC issued a press release announcing its results for the fourth quarter and year-end 200l. Notwithstanding the advice from the National Accounting Firm to delay the release, PNC did not consolidate the PAGIC transactions on its financial statements as reported in its press release issued on January 17, 2002. Instead, PNC stated earnings per share for 2001 were $1.91, and that its fourth quarter loss would be ($1.15) per share. PNC announced it had reduced its institutional loan portfolio through, among other things, "sales of institutional loans to subsidiaries of a third party financial institution." PNC announced that "venture capital assets were reduced to $424 million through a sale to a subsidiary of the same institution." The press release presented a table setting forth PNC's nonperforming assets by type, including $268 million in nonperforming assets as of December 31, 2001. In a footnote, PNC stated that "excluded from the above table and reflected below are . . . certain assets sold to subsidiaries of a third party financial institution. These assets will be included in nonperforming assets in PNC's bank holding company regulatory filings." None of the additional disclosures contained in the footnote or elsewhere in the release relating to the regulatory filings received any reported market or analyst attention in the period following the release and prior to the January 29, 2002 press release.

28. PNC's January 17, 2002 press release did not disclose that the financial information it set forth did not comply with GAAP, i.e., nonconsolidation and off-balance sheet treatment of the PAGIC transactions was inappropriate under GAAP because the Insurance Company did not maintain the minimum required capital investment in the SPEs, and did not share in the substantive risks and rewards of those SPEs.

29. The January 17, 2002 press release also implied that PNC could effectively obtain off-balance sheet treatment of nonperforming assets for financial reporting purposes (GAAP), but could not obtain off-balance sheet treatment of those assets for regulatory reporting purposes (RAP). In fact, PNC knew there was no distinction between RAP and GAAP. As a result, the January 17, 2002 press release did not disclose that $172 million worth of troubled assets would have to be incorporated back onto PNC's balance sheet upon consolidation. The release also failed to acknowledge that the Federal Reserve had identified accounting defects in the PAGIC transactions.

30. The release also did not disclose that consolidation of the SPEs as required by GAAP might result in a material charge to PNC's year-end earnings for 2001. As of January 17, 2002, PNC hoped to convince the SEC, in essence, to overrule the Federal Reserve on the appropriate accounting treatment for the PAGIC transactions and PNC had asked that the National Accounting Firm set up a meeting among PNC, the National Accounting Firm and the SEC's Office of Chief Accountant to discuss the accounting treatment. PNC also held what turned out to be an incorrect view of the likely impact of consolidation (namely, that the PAGIC assets would come back on PNC's books as portfolio assets rather than in a "held for sale" category, which would not have a material impact on PNC's financial statements). PNC, however, knew before it issued the January 17, 2002 press release that consolidation of the PAGIC entities on PNC's financial statements could potentially result in a material charge to PNC's year-end earnings for 2001 if the PAGIC assets came back on PNC's books in a "held for sale" category.

31. There are other matters known to the parties that are not included in this Statement of Facts.



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